Exhibit 10.9

STOCK OPTION PLAN

DevvESG Streaming Inc.

2022 Non-Qualified Stock Option Plan

1.
Purpose of this Plan. The Company establishes this 2022 Non-Qualified Stock Option Plan to promote the interests of the Company and its shareholders by providing certain employees, officers, directors, and other service providers with the opportunity to acquire shares of the Company’s Subordinate Voting Stock through the granting of stock options. The Plan is intended to help attract and retain key personnel and to provide participants further incentive to promote the best interests of the Company on a long-term basis.

2.	Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means an entity that, directly or indirectly controls, is controlled by, or is under common control with, the Company. A participating Affiliate is an Affiliate whose eligible service providers the Committee has determined may be considered for Option grants under the Plan.

“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms and conditions applicable to an Option granted by the Company under this Plan and accepted by the Participant.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following:

(i)
any individual, entity, or group (within the meaning of section 13(d)(3) of the Exchange Act) (an “Acquirer”) becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act (a “Beneficial Owner”), directly or indirectly, of securities of the Company representing 50.00% or more of the combined voting power of the Company’s then outstanding securities (the “Voting Stock”), other than beneficial ownership by the Company, any employee benefit plan of the Company, or any Person organized, appointed, or established pursuant to the terms of any such benefit plan;

(ii)
the consummation of a merger, consolidation, reorganization, or similar transaction with or into the Company or in which securities of the Company are issued, other than a transaction which results in the Voting Stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or a parent corporation) at least 50.00% of the combined voting power of the securities of the Company or such surviving entity immediately after the transaction; or

(iii)	the sale, transfer, or disposition of all or substantially all of the assets of the Company (on a consolidated basis) to any Acquirer other than the Company and/or any Affiliates.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.

“Committee” means the Compensation Committee of the Board or such other committee as the Board may appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

“Subordinate Voting Stock” means the Subordinate Voting Stock of the Company.

“Company” means DevvESG Streaming Inc., a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the fair market value of a share of Subordinate Voting Stock as of a determination date, as reasonably determined by the Committee in its discretion; provided that, in the event the Subordinate Voting Stock is listed on an established stock exchange or a national market system, Fair Market Value shall be determined by reference to the closing sales price (or the closing bid, if no sales were reported) as quoted for such exchange or system on the latest trading day prior to the date of determination. Fair Market Value shall be determined in accordance with Treasury Regulation section 1.409A-1(b)(5)(i) of the Code for any Option intended to be a stock right not providing for the deferral of compensation under section 409A of the Code.

“Option” means a stock option to purchase a specified number of shares of Subordinate Voting Stock over a specified time period granted to and accepted by a Participant pursuant to the terms of the Plan.

“Participant” means an individual who is eligible for, receives, and accepts an Option granted under the Plan.

“Person” means any individual, corporation, partnership, association, joint-stock company, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

“Plan” means this 2022 Non-Qualified Stock Option Plan, as it may be amended from time to time.

“Separation from Service” means the termination of a Participant’s employment or other service relationship with the Company or an Affiliate while the Participant holds an Option granted under the Plan (other than due to a transfer of position or change in service relationship where the new employer or service recipient is the Company or an Affiliate), and the term “Separation Date” means the day on which the Participant’s Separation from Service occurs.

3.	Stock Subject to the Plan.

(a)
Maximum Number of Shares. Subject to adjustment as provided in Section 8, the maximum number of shares of Subordinate Voting Stock available for Options under the Plan is 3,000,000. Shares of Subordinate Voting Stock issued or transferred under the Plan upon exercise of an Option may be authorized and unissued shares, treasury shares, shares acquired on the open market, or any combination of the foregoing.

(b)
Share Counting. For purposes of computing the total number of shares of Subordinate Voting Stock available for Options under the Plan, shares of Subordinate Voting Stock covered by an Option grant shall again be made available for subsequent grants under the Plan to the extent that circumstances foreclose the possibility of such shares being issued or transferred to a Participant (or permitted transferee) pursuant to the exercise of the Option. Without limiting the foregoing, any shares of Subordinate Voting Stock which are subject to an Option (or portion thereof) that subsequently expires, terminates, becomes irredeemably unexercisable, or is settled in cash or otherwise exchanged without the issuance or transfer of shares of Subordinate Voting Stock shall not be counted against the limitations of Section 3(a).

4.
Terms for Option Grants. Each Option granted to a Participant shall be evidenced by an Award Agreement that specifies the grant date, the exercise price, the expiration date of the Option, the number of shares of Subordinate Voting Stock subject to the Option, the conditions upon which an Option shall become vested and exercisable, and such other terms as the Committee shall determine which are not inconsistent with the terms of the Plan. For the avoidance of doubt, the terms and conditions of Options granted under this Plan need not be the same for similarly situated individuals. By accepting an Option, each Participant agrees to be bound by the terms of the Plan and the Award Agreement.

(a)	Nonqualified Stock Options. The Options granted under the Plan are nonqualified stock options and are not intended to constitute incentive stock options within the meaning of section 422 of the Code.

(b)	Exercise Price. The exercise price of each Option shall be at least 100% of the Fair Market Value of the Subordinate Voting Stock subject to such Option as of the grant date.

(c)	Option Period Limitation. No Option shall be exercisable on a date later than the tenth anniversary of the Option’s grant date.

(d)
Eligibility. All individuals employees, directors, consultants, and independent contractors who currently provide services to the Company or any participating Affiliate are eligible to receive grants of Options under the Plan. The Committee has sole authority, in its discretion, to determine and designate from time to time those individuals whom are to be granted Options and the terms under which such Options shall be granted, subject to the provisions of the Plan.

(e)
No Assignment or Transfer. No Option granted under the Plan, nor any right or interest therein, may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution without the written consent of the Company. No transfer shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof along with such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Option that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant.

5.	Exercise of Options.

(a)
Requirements and Manner of Exercise. Each Option granted under the Plan shall become vested and exercisable by the Participant on such date or dates, for such period, and with respect to such number of shares of Subordinate Voting Stock as provided in the relevant Award Agreement and the terms of the Plan, subject to any forfeiture, termination, expiration, or cancellation of the Option pursuant to the terms of the Award Agreement or the Plan. Option exercise shall be effected by such methods and procedures, and subject to such restrictions, as may be established by the Committee from time to time. Only whole shares of Subordinate Voting Stock may be issued pursuant to exercise of any Option or portion thereof.

(b)
Authorization for Cashless and Other Exercise Methods. In lieu of accepting payment of the full exercise price of an Option (or portion thereof) from the Participant in cash or cash equivalent, the Committee is authorized to, in its discretion, arrange with the Participant on terms acceptable to the Committee for all or a portion of the payment to be made via (i) tendering to the Company (including by attestation) of a number of shares of Subordinate Voting Stock the Participant has previously acquired (valued at Fair Market Value as of the tender date), (ii) directing the Company to withhold and retain a portion of the shares of Subordinate Voting Stock exercised (valued at Fair Market Value as of the exercise date), (iii) directing a broker designated by or acceptable to the Company to arrange for the sale of a portion of the shares issued pursuant to the exercise and deliver the proceeds to the Company, or (iv) other methods of cashless exercise acceptable to the Committee.

(c)
Expiration of Options; Effect of Separation from Service. No Option may be exercised later than its expiration date as set forth in the relevant Award Agreement (which in no case shall be later than the date described in Section 4(c)), subject to earlier expiration as provided herein or in the relevant Award Agreement. Unless otherwise determined by the Committee in its sole discretion or as set forth elsewhere in the Plan or in an Award Agreement, any Participant’s Option (or portion thereof) that remains outstanding and exercisable, but unexercised, at a time when the Participant experiences a Separation from Service may only be exercised for a period of up to:

(i)	three (3) months immediately following the Separation Date,

(ii)	twelve (12) months immediately following the Separation Date for a Separation from Service due to death or a permanent and total disability (as defined below), or

(iii)	twelve (12) months immediately following the death of a Participant during the period described in clause (i) or (ii) above.

Notwithstanding the foregoing, in no event shall any Option be exercised on a date later than the original expiration date. For purposes of this Section, “permanent and total disability” means an inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of at least twelve (12) months.

All Options granted under the Plan that (i) are not exercisable immediately prior to the Separation Date (after giving effect to any applicable vesting acceleration provision) or (ii) remain unexercised at the expiration of the time period set forth above shall be cancelled, terminated, and of no further force and effect as of the Separation Date or expiration of the applicable period, respectively.

(d)
Legal Compliance. Notwithstanding anything herein to the contrary, no exercise shall become effective until the Company determines that the issuance and delivery of shares of Subordinate Voting Stock pursuant to such exercise is in compliance with all applicable, laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Subordinate Voting Stock may be traded.

(e)
Shareholder Rights. No Participant, nor legal representative, legatee, distributee, or other permitted transferee of a Participant, shall be deemed to be a holder of, or have any rights with respect to the ownership of, any shares of Subordinate Voting Stock subject to any Option, unless and until the Option is exercised and the share certificate or certificates have been issued (or the shares are otherwise deemed to be transferred). The granting of an Option shall not impose an obligation upon the Participant to exercise such Option.

6.
Forfeiture. In addition to any applicable provisions hereunder, the Committee may specify in the relevant Award Agreement or an applicable Company policy that the Participant’s rights and benefits with respect to an Option or shares of Subordinate Voting Stock acquired under the Plan shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events or circumstances.

(a)
Termination for Cause. Unless otherwise provided by the Committee in the relevant Award Agreement, if a Participant’s employment with the Company or any Affiliate is terminated for Cause (as defined below) while an Option granted under the Plan remains outstanding, the Option shall be automatically terminated, cancelled, and of no further force and effect. The Company shall have the power to determine whether the Participant has been terminated for Cause. Further, if the Company determines that a Participant has committed or may have committed any act which could constitute the basis for a termination employment for Cause, the Company may suspend the Participant’s rights to exercise or vest in any right with respect to any Option of the Participant’s that is then outstanding. All such determinations shall be final, conclusive, and binding upon the Participant.

For purposes of this Section 6(a), the term “Cause” (unless otherwise provided in a relevant Award Agreement) is to be construed the same as such similar term is defined in any employment agreement or offer letter between the Participant and the Company or an Affiliate as may be in force from time to time, and in the absence of such agreement or letter, means the Participant’s (i) failure to reasonably perform the Participant’s duties to the Company or Affiliate or to follow the lawful instructions of his or her superiors in a manner that could reasonably be expected to result in harm to the Company or an Affiliate, other than as a result of incapacity due to physical or mental illness or injury, (ii) willful violation of the Company’s or Affiliate’s written policies that could reasonably be expected to result in harm to the Company or Affiliate, (iii) engaging in conduct that is, or could reasonably expected to be, materially damaging to the Company or an Affiliate, (iv) willful misconduct or gross negligence that could reasonably be expected to result in harm to the Company or an Affiliate, (v) act of fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company or an Affiliate, (vi) conviction of, or plea of guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, or (vii) willful breach of a fiduciary duty owed to the Company or an Affiliate.

7.
Change in Control. In the event of a Change in Control, outstanding Options shall be treated as provided in the applicable Award Agreement or as otherwise determined by the Committee in its discretion. Such treatment may include, by way of example and not limitation, (i) cancellation of all or a portion of any Option for a cash payment in an amount equal to the number of shares of Subordinate Voting Stock subject to the canceled portion of the Option multiplied by the amount by which the Fair Market Value of a share of Subordinate Voting Stock exceeds the exercise price of the Option; (ii) conversion of all or a portion of the shares subject to the Option into other securities; (iii) removal of any or all restrictions and conditions on any Option; or (iv) giving written notice to a Participant that his or her Option will become immediately exercisable, notwithstanding any terms of the Option to the contrary, and that the Option will be canceled if not exercised within a specified period of days of such notice; provided that, where applicable, any such actions shall, to the extent reasonably practicable, be made in a manner that does not cause any Option to become subject to the requirements of section 409A of the Code

8.
Adjustments. In the event of any change with respect to the outstanding shares of Subordinate Voting Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Subordinate Voting Stock, or any merger, reorganization, consolidation, combination, spin-off, or other similar corporate change, or any other change affecting the Subordinate Voting Stock, the Committee shall, in the manner and to the extent it considers equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the number and kind of shares of Subordinate Voting Stock or other rights subject to then outstanding Options, (ii) the exercise price for each share subject to then outstanding Options, and (iii) any other terms of an Option that are affected by the event. Notwithstanding the foregoing, (i) any such adjustments shall (A) to the extent applicable and practicable, be made in a manner consistent with the requirements of section 424(a) of the Code, and (ii) to the extent practicable, be made in a manner that does not cause any Option to become subject to the requirements of section 409A of the Code. In addition, the Committee shall have the discretionary authority to make any of the foregoing adjustments in the event of any other material corporate transaction (including a joint venture transaction) involving the Company or any Affiliate, including by substituting a different form of award or the equity securities of an Affiliate for the Subordinate Voting Stock under the Plan, if in the good faith discretion of the Committee such adjustment is necessary or advisable for purposes of compliance with securities law or other regulatory requirements.

9.	Plan Administration.

(a)
General. The Plan shall be administered by the Committee. All actions of the Committee shall be final, conclusive, and binding on all interested Persons. The Committee may engage attorneys, consultants, accountants, agents, and other individuals to assist in Plan administration, and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals.

(b)
Authority. The Committee shall have full authority to interpret the terms and the intent of the Plan and any Award Agreement, to determine eligibility for Options and to adopt such rules, regulations, forms, and guidelines for administering this Plan as the Committee may deem necessary or appropriate. Such authority shall include, but not be limited to: (i) selecting the Participants to whom Options shall be granted; (ii) determining the number of shares of Subordinate Voting Stock to be covered by each Option and the term of each Option; (iii) determining the terms and conditions of any Option, subject to the provisions of the Plan, which terms and conditions may provide for the forfeiture of Options, the repayment of cash or shares of Subordinate Voting Stock or other amounts received with respect to an Option, and/or the repayment of any gains or profits on a Participant’s sale of shares of Subordinate Voting Stock acquired under an Option under specified circumstances; (iv) interpreting and administering the Plan and any instrument or agreement entered into under the Plan; (v) establishing, amending, and rescinding rules relating to the Plan; (vi) appointing such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) making any other determination and taking any other action that the Committee deems necessary or desirable for administration of the Plan in accordance with its terms.

(c)
Delegation of Authority. The Committee may delegate the administration of the Plan (other than the selection of individuals to whom Option grants will be made and the establishment of the terms of the Options) to one or more officers or employees of the Company or an affiliate or to third-party service providers, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Options, to process or oversee the issuance of shares of Subordinate Voting Stock under the Options, to interpret and administer the terms of the Options, and to take such other actions as may be necessary or appropriate for the administration of the Plan. Any action by a delegated administrator within the scope of its authority shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator. The Committee shall have sole authority to determine whether to review any actions by or interpretations of a delegated administrator and, pursuant to such review, to ratify, rescind, or modify any such actions or interpretations.

10.
Amendment and Early Termination. The Board may from time to time and in any respect, amend, modify, suspend, or terminate the Plan or modify the terms of an outstanding Option. Notwithstanding the foregoing, no change in the terms of the Plan or any outstanding Option that would materially adversely affect the economic rights of any Option then outstanding shall become effective unless the Company obtains consent of the affected Participant (or a relevant permitted transferee), except that no consent is required for any change that is made pursuant to Section 7 or is adopted to comply with a change in applicable law. The Board may condition the effectiveness of any amendment on the receipt of shareholder approval at such time and in such manner as it may consider necessary to comply with, or to avail the Company and/or Plan Participants of the benefits of, any securities, tax, corporate, or other applicable law or any market listing or other administrative or regulatory requirement.

11.	Miscellaneous Provisions.

(a)
No Right to Options; No Right to Employment. No Person shall have any claim or right to receive an Option hereunder. Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or an Affiliate or interfere in any way with the right of the Company or an Affiliate at any time to terminate such employment.

(b)
Other Benefit Plans. No payment with respect to any Options under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company or an Affiliate, except as otherwise specifically provided in such other plan.

(c)
Withholding. The Committee shall have the right to require any Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state, and local withholding tax requirements attributable to an Option. Alternatively, the Company or relevant Affiliate shall have the right to withhold from any payment required to be made in settlement of an Option an amount sufficient to satisfy such federal, state, and local withholding tax requirements. The Committee may, in its discretion, allow a Participant to satisfy, in full or in part, the Participant’s obligations under this Section in connection with exercising an Option to satisfy by (i) tendering to the Company (including by attestation) a number of shares of Subordinate Voting Stock having a Fair Market Value as of the tender date (as determined by the Committee) or (ii) directing the Company to withhold and retain a portion of the shares of Subordinate Voting Stock exercised (valued at Fair Market Value as of the exercise date).

(d)
Section 409A. It is intended that this Plan will comply with section 409A of the Code and the interpretive guidance thereunder (“Section 409A”), including, to the maximum extent applicable, the exceptions from application of the requirements under Section 409A, and this Plan shall be administered accordingly and interpreted and construed consistent with such intent. To the extent that any provision of this Plan would fail to comply with the applicable requirements of Section 409A, the Company may, in its sole and absolute discretion and without requiring any Participant’s consent, make such modifications to the Plan or an Award Agreement and/or payments to be made thereunder to the extent it determines necessary or advisable to comply with the requirements of Section 409A. Nothing in this Plan shall be construed as a guarantee of any particular tax effect for Participants in the Plan, and the Company does not guarantee that any compensation or benefits provided pursuant to the Plan will satisfy the provisions of Section 409A.

(e)
Severability. Any determination by a court of competent jurisdiction or relevant governmental authority that any provision or part of a provision in this Plan is unlawful or invalid shall not serve to invalidate any portion of this Plan not found to be unlawful or invalid, and any provision or part of a provision found to be unlawful or invalid shall be construed in a manner that will give effect to the terms of such provision or part of a provision to the fullest extent possible while remaining lawful and valid.

(f)	Governing Law. The Plan shall be construed and administered in accordance with the laws of Delaware without regard to its conflict of law principles.

12.
Effective Date and Term of Plan. The effective date of the Plan is _______________. The Plan shall terminate ten (10) years from the effective date, unless terminated earlier by the Board. After the Plan is terminated, no further Options may be granted, but Options previously granted shall remain outstanding in accordance with the terms and conditions of their Award Agreement and the Plan.